UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 18, 2005

WASHINGTON MUTUAL, INC.
(Exact name of Registrant as specified in its charter)

Washington	1-14667	91-1653725
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1201 THIRD AVENUE, WMT 1601
SEATTLE, WASHINGTON 98101
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code: (206) 461-2000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 - REGISTRANT'S BUSINESS AND OPERATIONS

Item 1.01 Entry into a Material Definitive Agreement.

            On January 18, 2005, the Human Resources Committee of the Board of Directors (the “Committee”) of Washington Mutual, Inc. (the “Company”) approved a number of compensation related items, including the following:

-           The Committee established target bonus amounts and the performance criteria applicable to the Company’s 2005 Leadership Bonus Plan (the “2005 Bonus Plan”) for cash bonuses that certain Company employees, including its executive officers, are eligible to earn for 2005.  Under the 2005 Bonus Plan, target bonuses for executive officers are set as a target amount, which can range to 300% of salary, depending on the officer’s position within the Company.  Actual bonuses payable to executive officers under the 2005 Bonus Plan will be based on the Company's achievement of established 2005 performance goals as follows:  35% of the target bonus depends upon the Company's 2005 earnings-per-share relative to a target goal; 40% of the target bonus depends upon the Company's 2005 non-interest expense relative to a target goal; 15% of the target bonus depends upon the Company's customer service performance; and 10% of the target bonus depends on the Company's 2005 corporate compliance performance.  Actual amounts payable under the 2005 Bonus Plan can range from 0 to 150% of the target amount, based upon the extent to which performance under each of the foregoing criteria meets, exceeds or is below target.

-           The Committee approved forms of agreements restricted stock agreements and new vesting criteria to be used for Company’s 2005 grants under the Company's 2003 Equity Incentive Plan.   Vesting provisions generally include, but are not limited to, pro-rata vesting over two or three years and "cliff" vesting at the end of a specified term such as three years or five years from the date of grant.  For executive officers, vesting criteria also may include achievement of specified performance criteria over a three or five year period.  A form of restricted stock agreement is attached to this Form 8-K as Exhibits 10.1, and incorporated herein by reference.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01  Financial Statements and Exhibits.

(c)        Exhibits

            10.1  Form of Restricted Stock Award Agreement.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 24, 2005		WASHINGTON MUTUAL, INC.
	By:	/s/ Daryl David Daryl David Executive Vice President

EXHIBIT INDEX

Exhibit No.	Description

10.1	Form of Restricted Stock Award Agreement